Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

On May 4, 2016, Gaiam and its wholly owned subsidiary Gaiam Travel, Inc. (“Gaiam Travel”) entered into a Stock Purchase Agreement (the “Travel Purchase Agreement”) with Ben Bressler (together with Gaiam Travel, collectively, “Sellers”), Lindblad Expeditions Holdings, Inc. and Lindblad Expeditions, LLC (the “Travel Purchaser”) and closed the transactions contemplated by the Travel Purchase Agreement. Pursuant to the Travel Purchase Agreement, Travel Purchaser purchased from Gaiam Travel, and Gaiam Travel sold to Travel Purchaser, 51.4% of the equity securities of Natural Habitat, Inc. (“Natural Habitat”), representing all of Gaiam Travel’s interest in Natural Habitat (the “Travel Business Sale”). Natural Habitat owns all of the assets and liabilities primarily related to, or used in, Gaiam’s conservation adventure travel and ecotourism business, referred to in this filing as the “Travel Business.” At the closing, Travel Purchaser paid $12,850,000 in cash to Gaiam Travel.

On May 10, 2016, Gaiam entered into a Membership Interest Purchase Agreement (the “Brand Purchase Agreement”) with Stretch & Bend Holdings, LLC (“Brand Purchaser”) and its direct parent, Sequential Brands Group, Inc. (“Brand Purchaser Parent”) and an Asset Purchase Agreement with Fit For Life, LLC (“FFL Purchaser”). These transactions were settled on July 1, 2016. Pursuant to the Asset Purchase Agreement, Gaiam sold certain assets and FFL Purchaser assumed certain liabilities of the Brand Business for $21,300,000. Pursuant to the Brand Purchase Agreement, Gaiam sold all of the equity interests in Gaiam Brand Holdco, LLC (“Brand Holdco,” and, together with its subsidiaries, the “Brand Companies”) to Brand Purchaser (the “Brand Business Sale”) for $145,700,000. At the time of the closing of the Brand Business Sale, Brand Holdco held, directly or indirectly through its subsidiaries, all of Gaiam’s assets and liabilities primarily related to, or used in, Gaiam’s fitness, yoga and wellness consumer products business (the “Brand Business”) other than the assets and liabilities transferred and assigned to FFL Purchaser.

The following pro forma condensed consolidated financial information is based on our historical financial statements, including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the sale of Natural Habitat and the Brand Business. The unaudited pro forma condensed consolidated statements of operations for the three months ending March 31, 2016 and for the year ending December 31, 2015 assume that the sale occurred as of January 1, 2016 and January 1, 2015, respectively. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 is presented as if the sale had occurred on March 31, 2016.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the sale occurred as of the dates stated above. The pro forma adjustments are described in the notes.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 and Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Gaiam, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ending March 31, 2016

(in thousands, except per share data)

	Gaiam Historical Financial Statements	Less: Natural Habitat Historical Financial Statements (a)(e)	Pro Forma Adjustments (Disposition of Natural Habitat)	Notes		Pro Forma Results (Adjusted for Disposition of Natural Habitat)	Less: Brand Business Historical Financial Statements (a)	Pro Forma Adjustments (Disposition of Brand Business)	Notes	Pro Forma Results (Combined)
Net revenues	$35,327	$9,585	$—			$25,742	$21,913	$193	(d)	$4,022
Cost of goods sold	18,937	6,312	—			12,625	12,024	—		601

Gross profit	16,390	3,273	—			13,117	9,889	193		3,421
Selling, general, and administrative	24,593	4,209	3	(b	)	20,387	12,371	190	(c)(d)	8,206

Loss from operations	(8,203)	(936)	(3)			(7,270)	(2,482)	3		(4,785)
Interest and other income (expense)	509	944	—			(435)	(399)	—		(36)

(Loss) income before income taxes	(7,694)	8	(3)			(7,705)	2,881	3		(4,821)
Income tax (benefit) expense	(9)	1	—			(10)	(13)	—		3

Net (loss) income from continuing operations	(7,685)	7	(3)			(7,695)	(2,868)	3		(4,824)
Net loss attributable to noncontrolling interest	61	47	—			14	15	—		(1)

Net (loss) income from continuing operations attributable to Gaiam, Inc.	$(7,624)	$54	$(3)			$(7,681)	$(2,853)	$3		$(4,825)

Net loss from continuing operations per share:
Basic and Diluted	$(0.31)					$(0.31)				$(0.20)

Weighted-average shares outstanding:
Basic and Diluted	24,531					24,531				24,531

(a)	Represents the revenues and expenses excluding certain fixed overhead costs of Natural Habitat and the Brand Business included in Gaiam’s historical financial statements.
(b)	Operating expenses are increased to reverse the impact of a human resources service allocation to Natural Habitat from Gaiam.
(c)	Operating expenses are decreased to include the impact of a human resources service allocation to Natural Habitat from Gaiam.
(d)	Revenue and expenses are increased to reflect rental income from the Brand Business.
(e)	Results are consolidated then adjusted for noncontrolling interests. Gaiam owned 51.4% of Natural Habitat.

Gaiam, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ending December 31, 2015

(in thousands, except per share data)

	Gaiam Historical Financial Statements	Less: Natural Habitat Historical Financial Statements (a)(e)	Pro Forma Adjustments (Disposition of Natural Habitat)	Notes	Pro Forma Results (Adjusted for Disposition of Natural Habitat)	Less: Brand Business Historical Financial Statements (a)	Pro Forma Adjustments (Disposition of Brand Business)	Notes	Pro Forma Results (Combined)
Net revenues	$188,018	$43,514	$—		$144,504	$131,045	$758	(d)	$14,217
Cost of goods sold	103,249	27,544	—		75,705	73,684	—		2,021

Gross profit	84,769	15,970	—		68,799	57,361	758		12,196
Selling, general, and administrative	80,588	12,126	10	(b)	68,472	48,970	$748	(c)(d)	20,250

Income (loss) from operations	4,181	3,844	(10)		327	8,391	10		(8,054)
Interest and other income (expense)	(1,406)	(1,168)	—		(238)	(10)	—		(228)
Loss from equity method investments	(465)	—	—		(465)	(382)	—		(83)

Income (loss) before income taxes	2,310	2,676	(10)		(376)	7,999	10		(8,365)
Income tax expense (benefit)	1,219	1,154	—		65	68	—		(3)

Net income (loss) from continuing operations	1,091	$1,522	$(10)		(441)	7,931	10		(8,362)
Net income attributable to noncontrolling interest	(694)	(672)	—		(22)	(22)	—		—

Net income (loss) from continuing operations attributable to Gaiam, Inc.	$397	$850	$(10)		$(463)	$7,909	$10		$(8,362)

Net income (loss) from continuing operations per share:
Basic and Diluted	$0.02				$(0.02)				$(0.34)

Weighted-average shares outstanding:
Basic	24,510				24,510				24,510

Diluted	24,612				24,510				24,510

(a)	Represents the revenues and expenses excluding certain fixed overhead costs of Natural Habitat and the Brand Business included in Gaiam’s historical financial statements.
(b)	Operating expenses are increased to reverse the impact of a human resources service allocation to Natural Habitat from Gaiam.
(c)	Operating expenses are decreased to include the impact of a human resources service allocation to Natural Habitat from Gaiam.
(d)	Revenue and expenses are increased to reflect rental income from the Brand Business.
(e)	Results are consolidated then adjusted for noncontrolling interests. Gaiam owned 51.4% of Natural Habitat.

Gaiam, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2016

(in thousands)

	Gaiam Historical Financial Statements	Less: Natural Habitat Historical Financial Statements (a)	Pro Forma Adjustments (Disposition of Natural Habitat)	Notes	Pro Forma Results (Adjusted for Disposition of Natural Habitat)	Less: Brand Business Historical Financial Statements (a)	Pro Forma Adjustments (Disposition of Brand Business)	Notes	Pro Forma Results (Combined)
Cash	$11,228	$3,951	$11,050	(b)	$18,327	$6,715	$159,238	(b)	$170,850
Accounts receivable, net	13,002	389	—		12,613	11,885	—		728
Inventory, less allowances	16,847	—	—		16,847	16,830	—		17
Other current assets	14,351	8,714			5,637	2,993			2,644

Total current assets	55,428	13,054	11,050		53,424	38,423	159,238		174,239
Property and equipment, net	25,590	1,418	—		24,172	2,301	—		21,871
Media library, net	9,348	—	—		9,348	2,448	—		6,900
Goodwill	15,448	3,384	—		12,064	1,455	—		10,609
Other intangibles, net	782	75	—		707	400	—		307
Other assets	4,160	423	—		3,737	2,294	—		1,443

Total assets	$110,756	$18,354	$11,050		$103,452	$47,321	$159,238		$215,369

Accounts payable	$10,437	$2,615	$—		$7,822	$5,957	$—		$1,865
Accrued liabilities	20,779	13,310	544	(c)	8,013	2,110	8,337	(c)	14,240

Total current liabilities	31,216	15,925	544		15,835	8,067	8,337		16,105
Total Gaiam, Inc. shareholders’ equity	76,743	1,501	10,506	(d)	85,748	37,385	150,901	(d)	199,264
Noncontrolling interest	2,797	928	—		1,869	1,869	—		—

Total equity	79,540	2,429	10,506		87,617	39,254	150,901		199,264

Total liabilities and equity	$110,756	$18,354	$11,050		$103,452	$47,321	$159,238		$215,369

(a)	Represents the assets, liabilities, and equity attributable to Natural Habitat and the Brand Business included in Gaiam’s historical financial statements.
(b)	Cash is adjusted to reflect the $11.0 million estimated net proceeds from the sale of Natural Habitat and the $159.2 million estimated net proceeds from the sale of the Brand Business.
(c)	Accrued liabilities have been adjusted to reflect the accrual of estimated nonrecurring costs directly related to the disposition (not paid in close).
(d)	Equity is adjusted to reflect the estimated net gain of $9.0 million on the sale of Natural Habitat and to reflect the estimated net gain of $113.5 million on the sale of the Brand Business.

B-4